INDEPENDENT AUDITORS' CONSENT
--------------------------------------------------------------------------------

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated May 20, 1998 (which report includes an explanatory paragraph relating to the Central Garden & Pet Company Investment Growth Plan's (the Plan) use of the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Seattle, Washington
June 25, 1998